UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: April 5, 2010

Symyx Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27765	77-0397908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1263 East Arques Avenue, Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 764-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On April 5, 2010, Symyx Technologies, Inc. (“Symyx”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Accelrys, Inc., a Delaware corporation (“Accelrys”), and Alto Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Accelrys (“Merger Sub”), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Symyx (the “Merger”), with Symyx continuing as the surviving corporation and as a wholly-owned subsidiary of Accelrys.

Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”) each issued and outstanding share of Symyx common stock, par value $0.001 per share, will be converted into the right to receive 0.7802 of a share of Accelrys common stock (the “Exchange Ratio”).  In addition, each outstanding option to purchase Symyx common stock will be converted at the Effective Time into an option to purchase Accelrys common stock (based on the Exchange Ratio) and will be assumed by Accelrys and the vesting of each outstanding Restricted Stock Unit payable for Symyx common stock will be accelerated as of immediately prior to the Effective Time in accordance with their terms.

The Merger Agreement contains customary representations and warranties and pre-closing covenants.  The completion of the Merger is subject to a number of customary closing conditions in the Merger Agreement including, among others, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, the absence of certain governmental restraints, the effectiveness of a Form S-4 registration statement to be filed by Accelrys, the adoption of the Merger Agreement by Symyx’s stockholders, approval by Accelrys’s stockholders of the issuance of shares of Accelrys common stock and of a Certificate of Amendment to the Certificate of Incorporation of Accelrys in connection with the Merger (increasing Accelrys’s authorized common stock from 60 million shares to 100 million shares), and the absence of a material adverse effect on Symyx or Accelrys. The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

Pursuant to the Merger Agreement, Symyx and Accelrys have agreed to carry on their respective businesses in the ordinary course during the period from the date of the Merger Agreement to the completion of the Merger.  Symyx and Accelrys have also agreed not to solicit or engage in discussions with third parties regarding other proposals to acquire Symyx and Accelrys, respectively, subject to specified exceptions.

The Merger Agreement also includes termination provisions for both Symyx and Accelrys, and provides that in certain specified circumstances, one party must pay the counter-party a termination fee of $7.5 million. The Merger Agreement also provides for an expense payment of $1,000,000 if a party terminates the Merger Agreement following the counter-party’s stockholders’ “no” vote, which fee shall be credited against the payment described in the previous sentence, if any.

The Merger Agreement also provides that, immediately following the Effective Time, the Board of Directors of the combined companies shall be comprised of six directors who currently serve on Accelrys’s Board of Directors, as well as four directors who currently serve on Symyx’s Board of Directors in the following manner: (a) Steven Goldby, Jeffrey Rodeck and Larry Ferguson will serve as a Class I directors; (b) Timothy Harkness, Max Carnecchia and Christopher Steffen will serve as a Class II directors; and (c) Chris van Ingen, Bruce Pasternack, Ken Coleman and Ricardo Levy will serve as Class III directors.  In addition, the Merger Agreement further provides that following the Effective Time, Max Carnecchia and Michael Piraino will continue to serve as Accelrys’s Chief Executive Officer and Senior Vice President and Chief Financial Officer, respectively.

The foregoing summary of certain terms of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.  The summary of the terms of the Merger Agreement, as well as the text of the Merger Agreement included in this Form 8-K, are intended to provide information regarding the material terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about Symyx or Accelrys contained in their respective reports or statements filed with the SEC or other public information.  In particular, the foregoing summary and the Merger Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Symyx or Accelrys.  The representations and warranties set forth in the Merger Agreement were negotiated with the principal purposes of establishing the circumstances in which a party may have the right not to consummate the transactions contemplated by the Merger Agreement (based on the closing conditions in the Merger Agreement that relate to the accuracy of such representations and warranties), rather than establishing matters as facts.  The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to disclosures to the stockholders of Symyx or Accelrys.

In connection with the Merger Agreement, certain executive officers of Symyx have entered into agreements with Accelrys that are contigent on and effective as of the Effective Time.

Voting Agreements

Concurrently with the execution of the Merger Agreement, Symyx entered into voting agreements (the “Symyx Voting Agreements”) with each of the directors, Chief Executive Officer, Chief Financial Officer and General Counsel of Accelrys, pursuant to which such directors and officers have agreed to vote the shares of Accelrys common stock beneficially owned by them: (a) in favor of the issuance of shares of Accelrys common stock in the Merger and the amendment of Accelrys’s certificate of incorporation in connection with the merger, and (b) against any acquisition proposal related to Accelrys or any other action involving Accelrys that would compete with or impede the Merger or the Merger Agreement. Such directors and executive officers beneficially own shares (including all shares of Accelrys common stock underlying options and restricted stock units) representing approximately 5.2% of the shares of Accelrys common stock outstanding on the date hereof.

Also concurrently with the execution of the Merger Agreement, Accelrys entered into voting agreements (the “Accelrys Voting Agreements”) with each of the directors, Chief Executive Officer, Chief Financial Officer and General Counsel of Symyx, pursuant to which such directors and officers have agreed to vote their shares of Symyx common stock in favor of the adoption of the Merger Agreement and against any acquisition proposal related to Symyx or other actions involving Symyx that would compete with or impede the Merger or the Merger Agreement.  Such directors and executive officers beneficially own shares (including all shares of Symyx common stock underlying options and restricted stock units) representing 5.1% of the shares of Symyx common stock outstanding on the date hereof.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the forms of Symyx Voting Agreement and Accelrys Voting Agreement, which are filed as Exhibits 2.2 and 2.3 hereto, respectively, and are incorporated herein by reference.

Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving Accelrys and Symyx. In connection with the proposed transaction, Accelrys and Symyx plan to file documents with the SEC, including the filing by Accelrys of a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and each of Accelrys and Symyx plan to file with the SEC other documents regarding the proposed transaction. Investors and security holders of Accelrys and Symyx are urged to carefully read the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Accelrys and Symyx because they will contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov and by contacting Accelrys, Inc. at 10188 Telesis Court, San Diego, California 92121-1761, Attention: Corporate Secretary or Symyx Technologies, Inc. at 1263 East Arques Avenue, Sunnyvale, CA  94085, Attn: Corporate Secretary. Investors and security holders may obtain free copies of the documents filed with the SEC on Accelrys’s website at www.accelrys.com (under the heading “About Accelrys” and then under the heading “Investor Relations” and then under the heading “SEC Filings”) or Symyx’s website at www.Symyx.com (under the tab “Investors” and then under the heading “Financial Information” and then under the heading “SEC Filings,”) or the SEC’s website at www.sec.gov.

Symyx, Accelrys  and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Symyx and the stockholders of Accelrys in connection with the transaction.  Information regarding the special interests of these directors and executive officers in the transaction will be included in the joint proxy statement/prospectus described above.  Additional information regarding the directors of Symyx is included in Symyx ’s proxy statement for the 2009 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2009.  Additional information regarding the executive officers of Symyx is included in Symyx ’s Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on February 26, 2010.  Additional information regarding the directors and executive officers of Accelrys is also included in Accelrys’s proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on July 21, 2009.  These documents are available free of charge at the SEC’s website at www.sec.gov and the websites of Symyx and Accelrys as described above.

Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements relating to the timing of the Merger and satisfaction of conditions to the Merger, and other statements that are regarding future events and not historical facts.  The forward-looking statements included herein represent the current judgment and expectations of the respective companies, but actual results are subject to risks and uncertainties and could differ materially from those expressed or implied by forward-looking statements.  Neither Symyx nor Accelrys intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws.

The potential risks and uncertainties include:  uncertainties as to the timing of the Merger due to the need to meet regulatory requirements; approval of the transaction by the stockholders of the companies and the satisfaction of other closing conditions to the transaction; and dependence on third parties.  These and other risks and uncertainties, which are described in more detail in Symyx ’s and Accelrys’s most recent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2010, the Board of Directors of Symyx approved the payment of a special cash bonus in connection with the Merger for the executive officers of Symyx that are listed below who continue to be employed by Symyx until the closing of the Merger. The special cash bonus shall be in the amount equal to the pro-rata portion of the annual target 2010 bonus applicable to such individual based on the number of days in calendar year 2010 such individual worked for Symyx prior to the closing of the Merger.  The full target bonus amount applicable to each executive officer is listed below, and the actual special bonus will be determined as a pro-rata number based on the timing of the closing of the Merger.

Name	2010 Target Bonus Amount

Isy Goldwasser President & Chief Executive Officer	$$273,000
Rex S. Jackson Executive VP and Chief Financial Officer	$214,500
Rick Rosenthal Senior VP, Finance	$104,160

Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description

2.1	Agreement and Plan of Merger and Reorganization, dated April 5, 2010, by and among Accelrys, Inc., Alto Merger Sub, Inc. and Symyx Technologies, Inc.

2.2	Form of Voting Agreement, dated April 5, 2010, by and among Symyx Technologies, Inc. and certain stockholders of Accelrys, Inc.

2.3	Form of Voting Agreement, dated April 5, 2010, by and among Accelrys, Inc. and certain stockholders of Symyx Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symyx Technologies, Inc. (Registrant)

By:	/s/ Rex S. Jackson
Rex S. Jackson
Chief Financial Officer

Dated:  April 6, 2010

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger and Reorganization, dated April 5, 2010, by and among Accelrys, Inc., Alto Merger Sub, Inc. and Symyx Technologies, Inc.

2.2	Form of Voting Agreement, dated April 5, 2010, by and among Symyx Technologies, Inc. and certain stockholders of Accelrys, Inc.

2.3	Form of Voting Agreement, dated April 5, 2010, by and among Accelrys, Inc. and certain stockholders of Symyx Technologies, Inc.